SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549



                                   FORM 8-K-A


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: January 5, 1998
                        (Date of earliest event reported)


                          HUNGARIAN BROADCASTING CORP.
             (Exact name of registrant as specified in its charter)



                                File No. 0-26808
                            (Commission File Number)


           Delaware                                         13-378-7223
           --------                                         -----------
    (State or jurisdiction of                                 (I.R.S. Employer
   incorporation or organization)                            Identification No.)



                           445 Park Avenue, 15th Floor
                            New York, New York 10022
                                 (212) 758-9870
              ----------------------------------------------------
          (Address and telephone number of principal executive offices)

Item 1.     Changes in Control of Registrant
(a)

(b)

Item 2.     Acquisition or Disposition of Assets

On January 5, 1998, pursuant to the Reorganization Agreement, Registrant acquired, all of the outstanding common stock of Global in exchange for 3.75 million shares of the Company's Common Stock, 1.25 million of which are to be held in escrow and delivered only upon Global meeting certain performance measures. On January 5, 1998 Global and Hungarian Broadcasting Project Kft. ("HBP") purchased 24% and 76%, respectively, of SZIV Television, a national satellite-to-cable broadcaster currently reaching approximately 1,500,000 television households through the AM Micro transmission system in Budapest and about 140 cable companies via satellite distribution in Hungary. GTN is entitled to 99% of all profits from Sziv, and HBP is entitled to the remaining 1%. In addition, GTN has an option to purchase HBP at any time for $15,000 or to appoint another investor to hold HBP upon the payment of $15,000. GTN is also a distributor of paid adult television programming, holding long-term contracts with United Phillips cable operators in Vienna and Amsterdam and exclusive long-term contracts with NTV Plus DBS operators in Russia. Details regarding Global's operating subsidiaries and material contracts are contained in the Reorganization Agreement.

Item 5.   Other Events.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

                                   Sziv TV Rt.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 and 1996

Report of Independent Accountants


To the Board of Directors and Stockholders of Sziv TV Rt.:

We have audited the accompanying balance sheets of Sziv TV Rt. (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sziv TV Rt. as of December 31, 1997 and 1996 and the results of its operations for the years then ended, in conformity with generally accepted accounting principles in the United States of America.



Coopers & Lybrand Konyvvizsgalo
es Vezetesi Tanacsado Kft.
Budapest, Hungary
May 22, 1998

Sziv TV Rt.
Balance Sheets
December 31, 1997 and 1996

                   ASSETS                             December 31,  December 31,
                                                          1997;         1996
                                                        --------      --------
Current assets:
  Cash and cash equivalents                             $220,295      $ 18,761
  Accounts receivable (net of allowance
    for doubtful accounts of $13,528
    and $9,456)                                          174,964       242,711
  Program rights cost (net of accumulated
    amortization of $53,052)                             121,874             0
  Prepaid expenses and other assets                       76,293        17,298
  VAT receivable                                          16,040             0
                                                        --------      --------

    Total current assets                                 609,466       278,770
                                                        --------      --------

  Property, plant, and equipment (net of
    accumulated depreciation of $89,369
    and $43,895)                                         370,764       345,525
  Intangible assets (net of accumulated
    amortization of $14,631 and $888)                     12,198        12,785
                                                        --------      --------

             Total assets                               $992,428      $637,080
                                                        ========      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of notes payable                      $190,259      $      0
  Accounts payable                                       273,040        55,924
  Accrued expenses                                        82,050        31,914
  VAT payable                                                  0        30,093
  Other liabilities                                       36,053        45,038
                                                        --------      --------

    Total current  liabilities                           581,402       162,969
                                                        --------      --------

  Long term portion of notes payable                           0       220,946

    Total liabilities                                    581,402       383,915
                                                        --------      --------

Commitments and contingencies (Note 8)

Stockholders' equity:

  Common stock                                             6,727         6,727
  Retained earnings                                      419,286       246,438
  Cumulative translation adjustment                      (14,987)            0
                                                        --------      --------

    Total stockholders' equity                           411,026       253,165
                                                        --------      --------

    Total  liabilities and stockholders' equity         $992,428      $637,080
                                                        ========      ========

  The accompanying notes are an integral part of these financial statements.

Sziv TV Rt.
Statements of Operations
for the years ended December 31, 1997 and 1996

                                                  Year ended         Year ended
                                                 December 31,       December 31,
                                                     1997               1996

Net revenue                                       $ 2,483,572       $ 1,210,157

Operating costs and expenses                        1,160,670           755,803
Selling, general and administrative expenses        1,065,314           292,606
                                                  -----------       -----------
                                                    2,225,984         1,048,409
                                                  -----------       -----------

  Operating income                                    257,588           161,748
                                                  -----------       -----------

Interest and other income                              71,606           142,058
Interest expense                                      (84,421)          (17,895)
Exchange rate loss                                     (3,666)                0
                                                  -----------       -----------
                                                      (16,481)          124,163
                                                  -----------       -----------

Net income before tax                                 241,107           285,911

Tax provision                                          68,259            52,450
                                                  -----------       -----------

N0et Income                                        $   172,848       $   233,461
                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

1Sziv TV Rt.
Statements of Cash Flows
for the years ended December 31, 1997 and 1996

                                                                  Year ended     Year ended
                                                                 December 31,   December 31,
                                                                     1997           1996
Cash flows from operating activities:
  Net income                                                      $ 172,848       $ 233,461
  Adjustment to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                   122,929          34,826
    Write-down of fixed assets                                       63,307               0
    Provision for doubtful accounts                                  15,048             967
    (Gain) loss on sale of fixed assets                               1,183               0
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                       59,604        (190,799)
    (Increase) decrease in VAT receivable                           (17,564)              0
    (Increase) decrease in prepaid and other assets                 (64,599)        (14,499)
    Increase (decrease) in accounts payable                         114,709         (43,369)
    Increase (decrease) in accrued expenses                          54,895               0
    Increase (decrease) in VAT payable                              (32,950)              0
    Increase (decrease) in other liabilities                         (9,838)         72,996
                                                                  ---------       ---------

    Net cash provided by (used in) operating activities             479,572          93,583
                                                                  ---------       ---------

Cash flows from investing activities:
    Purchase of property, plant, and equipment                     (160,389)       (366,981)
    Purchase of program rights                                      (68,512)              0
    Proceeds from sale of fixed assets                                3,597               0
                                                                  ---------       ---------

    Net cash provided by (used in) investing activities            (225,304)       (366,981)
                                                                  ---------       ---------

Cash flows from financing activities:
    Proceeds from the issuance of notes payable                     208,322         220,946
    Payments of notes payable                                      (241,922)              0
    Proceeds from the issuance of common stock                            0             859
    Dividends paid                                                        0          (3,422)
                                                                  ---------       ---------

    Net cash provided by (used in) financing activities             (33,600)        218,383
                                                                  ---------       ---------

Effect of exchange rate changes on cash and cash equivalents        (19,134)              0

    Net  increase (decrease) in cash                                201,534         (55,015)

Cash and cash equivalents, beginning of year                         18,761          73,776
                                                                  ---------       ---------

Cash and cash equivalents, end of year                            $ 220,295       $  18,761
                                                                  =========       =========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                      $  62,378       $  23,731
    Taxes                                                         $  82,108       $  33,738
  Noncash investing and financing activities:
    Capitalized program rights costs                              $  22,883       $       0

   The accompanying notes are an integral part of these financial statements.

Sziv TV Rt.
Statements of Stockholders' Equity
for the years ended December 31, 1997 and 1996

                                                                          Cumulative
                                            Common         Retained      Translation
                                             Stock         Earnings       Adjustment        Total
                                           ---------       ---------       --------       --------
Balance, December 31, 1995                 $   5,868       $  16,399       $      0       $ 22,267

      Issuance of common stock                   859                                           859
      Net income                                             233,461                       233,461
      Dividend                                                (3,422)                       (3,422)
      Currency translation adjustment                                             0              0

                                           ---------       ---------       --------       --------
Balance, December 31, 1996                     6,727         246,438              0        253,165
                                           ---------       ---------       --------       --------

      Net income                                             172,848                       172,848
      Currency translation adjustment                                       (14,987)       (14,987)
                                           ---------       ---------       --------       --------

Balance, December 31, 1997                 $   6,727       $ 419,286       $(14,987)      $411,026
                                           =========       =========       ========       ========


   The accompanying notes are an integral part of these financial statements.

Sziv TV Rt.
Notes to Financial Statements


1.    Organization and Operations:

      Sziv TV Rt. (the "Company") was formed on November 9, 1990, to operate in the television and radio business in Hungary. In January 1997, the Company was transformed to a Rt., a corporate structure for larger companies in Hungary, in order to meet the requirements of the Hungarian media legislation. The Company operates a television station, Sziv TV (through a license granted by the Hungarian government for no consideration), that broadcasts a satellite-to-cable channel throughout Hungary in addition to transmission on the MMDS microwave system in Budapest. At December 31, 1997 and 1996, the Company was a closely held, private company.


2.    Summary of Significant Accounting Policies:

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      (a)   Revenue Recognition

      Revenue primarily results from the sale of advertising time. Advertising revenue is recognized at the time the commercials are broadcast.


      (b)   Cash and Cash Equivalents

      The Company classifies as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.


      (c)   Barter Transactions

      Revenue from barter transactions (television advertising time provided in exchange for goods and services) is recognized when commercials are broadcast; merchandise or services received are charged to expense (or capitalized, as appropriate) when received or used. The Company records barter transactions at the estimated fair market value of the services and merchandise received unless not readily determinable in which case the transaction is recorded at the estimated fair market value of the advertising time provided. If services or merchandise is provided prior to the broadcast of a commercial, a liability is recorded. Likewise, if a commercial is broadcast first, a receivable is recorded. There were no barter gains or losses, receivables or payables as of and for the years ended December 31, 1997 and 1996.

      (d)   Program and Film Rights

      Program and film rights acquired under license agreements and the related obligations incurred are recorded as assets and liabilities when the license period begins, the cost of each program is determinable, and the program is available for telecast. The capitalized costs are amortized using the straight-line method based upon the estimated period of usage ranging from 3 to 24 months. Program rights are reported at lower of unamortized cost or estimated net realizable value.


      (e)   Production Costs

      Production costs for self-produced programs are capitalized and expensed when the program is first broadcast, except where the program has potential to generate future revenues. In that case, production costs are capitalized and amortized on the same basis as programming obtained from third parties.


      (f)   Property, Plant and Equipment

      Property, plant and equipment are stated at historical cost. Depreciation is recorded following a straight-line method over the estimated useful lives of the assets, which is five years for television broadcasting and production equipment, three to five years for office equipment and fixtures and fittings and five years for automotive equipment. The Company reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates recoverability using an undiscounted cash flow approach over the remaining life of the assets. Leasehold improvements are amortized over the life of the lease or the related asset, whichever is shorter. When assets are retired or disposed of, the costs and accumulated depreciation or amortization are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs are charged to expense when incurred. Significant expenditures, which extend useful lives of assets, are capitalized.


      (g)   Income Taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement requires a liability approach for measuring deferred taxes based on temporary differences between the financial statement and income tax bases of assets and liabilities existing at each balance sheet date using enacted rates for the years in which the taxes are expected to be paid or recovered.


      (h)   Foreign Currency Translation

      The Company's functional currency is the Hungarian forint. Assets and liabilities in foreign currencies are translated to the Company's functional currency using the corresponding exchange rate in effect at the balance sheet date with any resulting gain or loss included in the statement of operations. Gains and losses resulting from transactions of the Company in currencies other than their functional currency are included in the statement of operations. Assets and liabilities are translated into the reporting currency (U. S. dollar) using the rate in effect at the balance sheet date and equity accounts using their historical rates. The statement of operations and cash flows are translated using the weighted average rate in effect for the period. Gains and losses from translations are recorded in a separate component of stockholders' equity.


      (i)   Dividend Policy

      As a Hungarian company, the Company must comply with local legislation regarding the distribution of earnings. Hungarian statutory accounts prevail in the determination of the amount of profit available for distribution.


      (j)   Concentrations of Credit Risk

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash. The Company places its temporary cash and investments with high quality financial institutions. At times, demand deposits and cash equivalents may be in excess of the National Depository Insurance Fund in Hungary insurance limits.


      (k)   Litigation

      The Company provides for contingent liabilities in connection with pending legal matters when losses are both probable and estimable.


3.    VAT Receivable/ Payable:

      Value-added taxes paid in Hungary for which a reimbursement claim was submitted by the Company, have been included in current assets. When at a period close VAT balances net to a payable, such balances are included in current liabilities.


4.    Property, Plant and Equipment:

      Property, plant, and equipment consists of the following:

                                                            1997         1996
                                                         ---------    ---------
      Television broadcasting and production equipment   $ 424,231    $ 375,578
      Office equipment, fixtures, and fittings              31,827       13,842
      Vehicles                                               4,075            0
                                                         ---------    ---------
                                                           460,133      389,420

      Less: Accumulated depreciation                       (89,369)     (43,895)
                                                         ---------    ---------

                                                         $ 370,764    $ 345,525
                                                         =========    =========

      Depreciation expense was $60,147 and $33,593 for the years ended December 31, 1997 and 1996, respectively.


5.    Intangible Assets:

                                                   1997             1996

      Film rights                                $ 23,704          12,259
      Software                                      3,125           1,414
                                                 --------        --------
                                                   26,829          13,673

      Less: Accumulated amortization              (14,631)           (888)
                                                 --------        --------

                                                 $ 12,198        $ 12,785
                                                 ========        ========


      Amortization expense was $4,693 and $472 for the years ended December 31, 1997 and 1996, respectively.


6.    Notes Payable:

      On September 26, 1996, the Company issued notes payable (denominated in Hungarian forints) totaling approximately $220,000, due July 21, 1997, to finance the purchase of broadcasting and production equipment. The loan was collateralized by approximately $365,000 of the Company's assets as of December 31, 1996.

      On July 21, 1997, the Company repaid the outstanding notes by issuing additional notes (denominated in Hungarian forints) for approximately $220,000, bearing interest at 25%, with equal monthly principal and interest payments with the remaining loan balance (approximating 70% of the total loan) due July 21, 1998. The loan is collateralized by approximately $300,000 of the Company's assets as of December 31, 1997.


7.    Capital Stock

      The Company's capital stock consists of quota stock of 1,370 THUF (6,727
      USD).


8.    Commitments and Contingencies

      Commitments

      The Company had an agreement with Antenna Hungaria ("AH"), commencing on June 20, 1995, whereby AH provided the Company with AM Micro broadcasting services at an annual fee of approximately $97,000 for as long as the Company had the legal right to broadcast its signal in Hungary.

      On September 15, 1997, the parties agreed to cancel the existing contract and replace it with a seven year rental agreement, at a monthly fee of approximately $45,000, whereby AH would provide the Company with a channel and satellite up-link service. In addition, the Company is obligated to pay an annual fee of approximately $75,000 to AH for AM Micro broadcasting services for as long as the Company has the legal right to broadcast its signal in Hungary.

      Contingencies

      In December 1997, Hungarian LP Editors Association ("Mahasz"), a music production company, filed a copyright claim against the Company to recover royalties relating to revenues earned while broadcasting music produced by Mahasz. The case is in a preliminary stage and Mahasz has yet to claim a specific amount for recovery. Management and the Company's outside legal counsel are unable to predict at this time the final outcome of this proceeding. However, it is the opinion of the Company's management, based on the information available at this time, that the expected outcome of this matter will not have a material adverse affect on the results of operations and financial condition of the Company.


9.    Subsequent Events:

      On January 5, 1998, the Company was purchased by Global Television Networks, Inc. ("GTN") and Hungarian Broadcasting Project Kft. ("HBP"). GTN and HBP obtained a 24% and 76% interest in the Company, respectively. GTN is entitled to 99% of all profits from the Company and HBP is entitled to the remaining 1%. In addition, GTN has an option to purchase HBP at any time for $15,000 or to appoint another investor to hold HBP upon the payment of $15,000. Although the legal ownership structure of the Company indicates HBP having majority ownership, the economic substance of this structure is that GTN is the controlling shareholder and HBP is a nominee shareholder. Subsequent to the purchase of the Company, GTN's management has determined that the former management of Sziv had not fully and completely accounted for transactions entered into for the period ending March 31, 1998. Management is currently investigating this situation, but is confident that no material effect will occur upon the ultimate resolution of the issue.

                         Global Television Network, Inc.

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

Report of Independent Accountants


To the Board of Directors and Stockholders of Global Television Network, Inc.:

We have audited the accompanying consolidated balance sheet of Global Television Network, Inc. (the "Company") as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Television Network, Inc. as of December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.



Coopers & Lybrand Konyvvizsgalo
es Vezetesi Tanacsado Kft.
Budapest, Hungary
May 22, 1998

Global Television Network, Inc.
Consolidated Balance Sheet
December 31, 1997


                                     ASSETS                              1997
                                                                       --------
Current assets:
    Cash and cash equivalents                                          $ 22,929
    Accounts receivable (net of allowance for doubtful accounts of $0)   29,251
    Program rights cost (net of accumulated amortization of $0)           8,999
                                                                       --------

       Total current assets                                              61,179
                                                                       --------


       Total assets                                                    $ 61,179
                                                                       ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                   $ 60,319
    Income taxes payable                                                 12,233
                                                                       --------

       Total liabilities                                               $ 72,552
                                                                       --------

Stockholders' equity:
    Common stock, $0.01 par value, shares authorized,                  $      5
    issued and outstanding 500
    Accumulated deficit                                                 (12,233)
    Additional paid in capital                                              855
                                                                       --------

       Total stockholders' equity                                       (11,373)
                                                                       --------

       Total  liabilities and stockholders' equity                     $ 61,179
                                                                       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Global Television Network, Inc.
Consolidated Statement of Operations
for the year ended December 31, 1997

                                                                          1997
Net revenue                                                             $355,095

Operating costs and expenses                                             226,345
Selling, general and administrative expenses                              92,863
                                                                        --------
                                                                         319,208
                                                                        --------

  Operating income                                                        35,887
                                                                        --------

Interest and other income                                                     94
                                                                        --------

Net income before tax                                                     35,981

Tax provision                                                             12,233
                                                                        --------

Net Income                                                              $ 23,748
                                                                        ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Global Television Network, Inc.
Consolidated Statement of Cash Flows
for the year ended December 31, 1997

                                                                          1997
Cash flows from operating activities:
   Net income                                                          $ 23,748
   Adjustments to reconcile net income to net cash
   provided by operating activities:
   Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable                     (29,251)
         Increase (decrease) in accounts payable                         60,319
         Increase (decrease) in income taxes payable                     12,233
                                                                       --------

         Net cash provided by (used in) operating activities             67,049

Cash flows from investing activities:
         Purchase of program rights                                      (8,999)
                                                                       --------

         Net cash provided by (used in) investing activities             (8,999)

Cash flows from financing activities:
         Proceeds from the issuance of common stock                      12,035
         Advances to shareholders                                       (47,156)
                                                                       --------

         Net cash provided by (used in) financing activities            (35,121)


         Net  increase (decrease) in cash                                22,929

Cash and cash equivalents, beginning of year                                  0
                                                                       --------

Cash and cash equivalents, end of year                                 $ 22,929
                                                                       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Global Television Network, Inc.
Consolidated Statement of Stockholders' Equity for the year ended December 31, 1997

                                           Additional
                                Common       Paid in      Retained
                                 Stock       Capital      Earnings       Total
                                --------     --------     --------     --------
Balance, January 1, 1997        $      0     $      0     $      0     $      0

   Issuance of shares                  5       12,030                    12,035
   Net income                                               23,748       23,748
   Advances to shareholders                  $(11,175)    $(35,981)     (47,156)
                                --------     --------     --------     --------

Balance, December 31, 1997      $      5     $    855     $(12,233)    $(11,373)
                                ========     ========     ========     ========


              The accompanying notes are an integral part of these
                       consolidated financial statements

Global Television Network, Inc.
Notes to Consolidated financial Statements


1.    Nature of Business:

      Global Television Network, Inc. (the "Company"), a Delaware corporation, was incorporated on June 27, 1997. The Company acts as a holding company, maintaining 100% ownership interests in C.D.I. Productions Corp., a Delaware corporation; Bare Necessities NV, a Netherlands Antilles corporation; and Chatline Corp. NV, a Netherlands Antilles corporation. Bare Necessities in turn maintains a 100% ownership interest in Mersa Holdings, a Dutch corporation; which in turn maintains a 99% ownership interest in RPPV Services Ltd., a Cyprus corporation and APPV Services, Ltd, a Hungarian corporation. These Companies each began operations during 1997. Although the legal structure has Mersa Holdings maintaining a 99% ownership interest in these entities, the economic substance of this structure is that Mersa Holdings is the controlling shareholder and the minority shareholder, the nominee shareholder. Accordingly, the entities are consolidated as if they were 100% owned by Mersa Holdings. In January 1998, the Company acquired 100% ownership of Sziv TV Rt, a television station operating in Hungary (See Note 7). Chatline Corp. NV was inactive for the year ended December 31, 1997.

      The Company has two primary lines of business. One is the distribution of videos to cable and direct broadcasting system operators, which distribute them to viewers on a subscription or pay-per-view basis, paying the Company a percentage of all revenues derived from such distributions. The other business, which was discontinued in 1998, was to act as an agent to sell advertising time on prerecorded videotapes sold or rented to third parties. The Company received a percentage of the revenues derived from the sales of services thus advertised. Following are descriptions of the Company's operating subsidiaries:

      Russia

      RPPV Services, Ltd. ("RPPV")

      RPPV, in March 1997, signed a ten-year, renewable contract with NTV PLUS to be the exclusive provider of adult movies for NTV PLUS's direct broadcasting system monthly subscription television channels in Russia. At December 31, 1997, the channels had approximately 15,000 paid subscribers. RPPV receives 25% of all subscriptions paid to NTV PLUS. Two suppliers are under contract to supply movies to the channel in exchange for 33 1/3% and 20% of RPPV's gross revenues received from NTV PLUS, respectively.

      Western Europe

      APPV Services, Ltd. ("APPV")

      APPV has a long-term contract with United Phillips Corporation ("UPC") to broadcast movies on an adult channel in Vienna. UPC has approximately 600,000 cable subscribers in this market of which about 6,000 customers have addressable converters which can receive APPV's pay-per-view programming. UPC pays APPV 25% of the gross revenues received from each film. XY Video ("XY") is under contract to supply the movies for the channel in exchange for 20% of APPV's gross revenues from each film.

      Bare Necessities NV ("BN")

      BN has a long-term contract with UPC to broadcast movies on an adult channel in Amsterdam. UPC has about 100,000 cable subscribers in this market of which approximately 3,000 customers have addressable converters which can receive BN's pay-per-view programming. UPC pays BN 25% of the gross revenues it receives from each film. XY is under contract to supply the movies for the channel in exchange for 20% of BN's gross revenues from each film.

      United States

      C.D.I. Productions Corp. ("CDI")

      CDI has a contract to advertise chatline commercials on the adult movie videos produced and distributed by Caballero. Amtec Audiotext provides the chatline service. Amtec pays CDI 39% of the gross revenue received from chatline calls. CDI in turn pays 33 1/3% of the gross revenues by Amtec (85.5% of CDI's revenues) to Caballero. This contract was canceled by the parties as of December 31, 1997.


2.    Summary of Significant Accounting Policies:

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      (a)   Principles of consolidation

      During 1997, the beneficial owners of the Company established a number of separate operations in the field of distribution of television programs. Various corporate entities in several countries were created to hold the different operations under the overall ownership of the Company. The consolidated financial statements have been prepared on the basis that operations commenced as of January 1, 1997 and that the Company held a majority investment and control in all operations as from this date as this reflects the economic substance of their operations for the year ended December 31, 1997.

      (b)   Revenue Recognition

      The Company recognizes revenues from royalty income, according to the terms of the license agreements. Revenue is recognized at the time when the films are broadcast.


      (c)   Cash and Cash Equivalents

      The Company classifies as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.

      (d)   Program and Film Rights

      Program and film rights, acquired under license agreements, are capitalized at their cost upon their purchase and expensed upon their redistribution to cable and direct broadcasting system operators.


      (e)   Income Taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement requires a liability approach for measuring deferred taxes based on temporary differences between the financial statement and income tax bases of assets and liabilities existing at each balance sheet date using enacted rates for the years in which the taxes are expected to be paid or recovered.


      (f)   Litigation

      The Company provides for contingent liabilities in connection with pending legal matters when losses are both probable and estimable.


      (g)   Concentrations of Credit Risk

      A significant portion of the Company's operations are outside of the United States of America. During 1997, approximately 40% of the Company's revenues and 47% of the Company's expenses were recognized by subsidiaries operating in Europe. In addition, 49% of the Company's total assets and 100% of its total liabilities were maintained by these foreign subsidiaries.


3.    Advances to shareholders

      The amounts distributed to the Company's shareholders during 1997 exceeded the accumulated profits of the Company. As the advances are not expected to be recovered, they have been included as a reduction to the Company's equity.


4.    Commitments

      The Company's subsidiaries, BN and APPV have three year commitments with XY, a film distributor, commencing on September 7, 1997 and April 15, 1997, respectively, whereby XY has agreed to supply the subsidiaries with a predetermined number of films per month in exchange for 5% of the revenues generated from the films broadcast.

5.    Risks and Uncertainties

      The Company's operating subsidiaries are reliant upon both a few number of customers and suppliers of videos. See "Nature of Business" footnote.



6.    Related party transactions

      During 1997, Top-Line Communications, Inc. ("Top-Line"), a television production studio, which is majority owned by the current owners of the Company, financed certain expenses including travel and lodging incurred in connection with costs of expanding the business. The total amount of expenses paid by Top-Line, on behalf of the Company, which is included in selling, general and administrative expenses in the Company's consolidated statement of operations, was approximately $18,780 for the year ended December 31, 1997. The outstanding amount payable to Top-Line of $1,858 at December 31, 1997 has been included in accounts payable in the Company's balance sheet.

7.    Subsequent Events:

      On January 5, 1998, the Company was acquired by Hungarian Broadcasting Corp. ("HBC") for 3.75 million shares in HBC in exchange for all the outstanding common stock of the Company. 1.25 million of the 3.75 shares are currently held in escrow and will be delivered only upon the Company meeting certain performance measures. The value of this sale, exclusive of the escrowed shares, was approximately $16.5 million.

      On January 5, 1998, immediately prior to the above transaction, the Company purchased a 24% interest in Sziv TV Rt. ("Sziv"). The purchase agreement entitles the Company to 99% of all profits generated by Sziv and provides the Company with an option to purchase Hungarian Broadcasting Project Kft.'s ("HBP") 76% interest in Sziv at anytime for $15,000 or to appoint another investor to hold HBP upon the payment of $15,000. Although the legal ownership structure of Sziv indicates HBP with majority ownership, the economic substance of this structure is that the Company is the controlling shareholder and HBP is a nominee shareholder.

      In January 1998, the operations of CDI, which comprised 60% of the Company's revenue and approximately 50% of the Company's operating profit in 1997, were terminated.

                            HUNGARIAN BROADCAST CORP.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The Pro Forma Consolidated Balance Sheet as of December 31, 1997 and the Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 are based on the historical consolidated financial statements of Hungarian Broadcasting Corporation (the "Company"), Sziv TV Rt. (" Sziv"), and Global Television Network, Inc. ("GTN"). The Pro Forma Consolidated Balance Sheet has been prepared assuming the acquisition of Sziv by GTN followed by the acquisition of GTN by the Company occurred on December 31, 1997.

The Pro Forma Consolidated Statement of Operation for the year ended December 31, 1997 has been prepared assuming the acquisitions of Sziv by GTN followed by the acquisition of GTN by the Company occurred on January 1, 1997. For purposes of the Pro Forma Consolidated Statement of Operation for the year ended December 31, 1997, the Statements of Operations for the year ended December 31, 1997 for both Sziv and GTN have been combined with the Consolidated Statement of Operations of the Company for the year ended December 31, 1997. The Pro Forma Consolidated Statement of Operation also reflect the issuance of 2,500,000 shares of Common Stock in connection with the acquisition of GTN by the Company. These shares are assumed to have been issued at the beginning of the period presented.

The Pro Forma Consolidated Financial Statements do not purport to represent what the Company's actual results of operations or financial position would have been had the acquisitions occurred as of such dates, or to project the Company's results of operations or financial position for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocation of the purchase price to the assets and liabilities of Sziv and GTN, respectively, is preliminary and the final allocation may differ from the amounts reflected herein. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1997 filed on Form 10-KSB with the Securities and Exchange Commission and the audited financial statements of Sziv and GTN for the year ended December 31, 1997 included herein.

                            HUNGARIAN BROADCAST CORP.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


To date, all of the Company's acquisitions have been accounted for under the purchase method of accounting with the results of the acquired companies included in the Company's Statements of Operations beginning on the date of the acquisition. The pro forma amounts are based upon certain assumptions and estimates, and do not reflect any benefit from economies of scale which might be achieved from combined operations. The pro forma results do not necessarily represent results which would have occurred if the acquisitions had taken place on the basis assumed below, nor are they indicative of the results of future combined operations.

      (1) Gives effect to the acquisition of Sziv TV Rt. ("Sziv") by Global Television Network, Inc. ("GTN") for $1.5 million, as if such acquisition occurred on December 31, 1997. The adjustments reflect: (i) an additional $1.0 million cash infusion by GTN's major shareholder, (ii) an additional due from shareholder amount of $1.75 million, (iii) the payment of the cash portion of the purchase price for the acquisition of Sziv of $1.0 million and (iv) the assumption of $500,000 of additional liabilities associated with the involuntary termination of Sziv's management. The allocation of the purchase price to the estimated fair value of the assets and liabilities assumed will result in the recognition of approximately $1.1 million in broadcast licenses by GTN.

      (2) Gives effect to the acquisition of GTN by Hungarian Broadcasting Corp. ("HBC") for approximately $21.1 million, as if such acquisition occurred on December 31, 1997. The adjustments reflect: (i) the issuance of 2.5 million common shares with a fair market value of $16.6 million and (ii) the issuance of 3.0 million warrants with a fair market value of $4.5 million. The allocation of the purchase price to the estimated fair value of the assets and liabilities assumed will result in the recognition by HBC of $18.3 million in broadcast licenses.

      (3) Gives effect to (i) the amortization of approximately $1.4 million for the year ended December 31, 1997 of broadcast licenses acquired as part of the acquisition of Sziv by GTN and the subsequent acquisition of GTN by HBC. The value assigned to the individual licenses acquired will be based on the length of term of each license, management's estimate of viewership for each license and the fact that cable viewers have approximately twice the value to HBC compared to AM Micro viewers. Broadcast licenses will be amortized on a straight line basis over the estimated useful lives of the individual licenses, ranging from 8 to 15 years.

      (4) Pro forma basic loss per share was computed by dividing the pro forma loss attributable to common stockholders for the year ended December 31, 1997 by the pro forma weighted average number of common shares outstanding for the period. The pro forma loss attributable to common stockholders includes the effect of preferred stock dividends totaling $2,601,800. Pro forma weighted average common shares outstanding includes the retroactive effects as of January 1, 1997 for the issuance of common shares for the acquisition of GTN by HBC.

      Dilutive earnings per share were not calculated as the effects of including the common equivalent shares for the warrants issued in connection with the purchase price of GTN by HBC would be antidilutive for the period presented.

HBC Pro Forma
Balance Sheet
December 31, 1997

                                                                                    December 31, 1997
                                                   ================================================================================
                                                                     Actual
                                                   =======================================     ============            ============
                                                       HBC            GTN        Sziv TV       Acquisition
                                                       USD            USD           USD        Adjustments              Pro Forma
                                                   ============     ========     =========     ============            ============
ASSETS:

Current assets:

   Cash and cash equivalents                       $    406,733     $ 22,929     $ 220,295       $ --      (1)         $    649,957
   Accounts receivable, net                             469,163       29,251       174,964                                  673,378
   Other receivable                                          --           --        16,040                                   16,040
   Program rights costs, net                            687,614        8,999       121,874                                  818,487
   Prepaid expenses and other current assets            177,026           --        76,293                                  253,319
   Due from related parties                             361,046           --            --        1,750,000(1)            2,111,046
                                                   ------------     --------     ---------     ------------            ------------

      Total current assets                            2,101,582       61,179       609,466        1,750,000               4,522,227

   Property plant and equipment, net                    401,178           --       370,764          771,942
   Production costs                                     432,886           --        12,198          445,084
   Movie copyrights                                     401,434           --            --          401,434
   Broadcast license, net                             1,057,535           --            --       18,042,435(1,2,3)       19,099,970
   Deferred financing, net                                7,683           --            --                                    7,683
   Other                                                251,605           --            --                                  251,605
                                                   ------------     --------     ---------     ------------            ------------

      Total assets                                 $  4,653,903     $ 61,179     $ 992,428     $ 19,792,435            $ 25,499,945
                                                   ============     ========     =========     ============            ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Current portion of notes payable                $  1,027,306     $     --     $ 190,259     $                       $  1,217,565
   Accounts payable                                     676,191       60,319       273,040                                1,009,550
   Accrued expenses                                     945,538       12,233        82,050                                1,039,821
   Due to related parties                               932,123           --            --          500,000(1)            1,432,123
   VAT payable                                           97,185           --            --                                   97,185
   Other                                                247,394           --        36,053                                  283,447
                                                   ------------     --------     ---------     ------------            ------------

      Total current liabilities                       3,925,737       72,552       581,402          500,000               5,079,691

   Commitments and contingencies                             --           --            --               --                      --

Stockholders' equity
   Preferred stock (non-redeemable)                          39           --            --               --                      39
   Common stock                                           3,930            5         6,727           (4,232)(1&2)             6,430
   Additional paid in capital                        11,693,680          855            --       21,059,145 (1&2)        32,753,680
   Retained earning (accumulated deficit)           (11,105,715)     (12,233)      419,286       (1,762,478)(3)         (12,461,140)
   Cumulative foreign currency
     translation gain/(loss)                            136,232           --       (14,987)              --                 121,245
                                                   ------------     --------     ---------     ------------            ------------

      Total stockholders' equity                        728,166      (11,373)      411,026       19,292,435              20,420,254
                                                   ------------     --------     ---------     ------------            ------------

      Total liabilities and stockholders' equity   $  4,653,903     $ 61,179     $ 992,428     $ 19,792,435            $ 25,499,945
                                                   ============     ========     =========     ============            ============

(b)   N/A

(c) Exhibits.

Exhibit A   Agreement dated December 17, 1997 between the Offer Assis and
            Peter E. Klenner*

Exhibit B   Loan Agreement and Pledge between Offer Assis and Ami Shafrir

Exhibit C   Reorganization Agreement among HBC, Global Television Networks,
            Inc. and Offer Assis, Shai Bar-Lavi, Shlomo Kot and Frederick E.
            Smithline individually*

Exhibit D   Transfer and Distribution Agreement, dated as of November
            18, 1997, between the Registrant and Hungarian Satellite
            Corporation.**

Exhibit E   Press Release dated November 20, 1997.*

Exhibit F   Press Release dated January 6, 1998*
*   Previously filed
**  Amended

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of May 1998.

                                 HUNGARIAN BROADCASTING CORP.

                                 By    \s\ Peter E. Klenner
                                   -------------------------------------------
                                       Peter E. Klenner
                                       Chairman of the Board

   Pursuant to the requirements of the Securities Act of 1934, this Report has been signed below by the following persons in the capacities and on the dates indicated:

____________________      Chairman                                       , 1998
Peter E. Klenner

                                    Exhibit B
                               PROMISSORY NOTE


$3,250,000                                New York, New York
December 22, 1997


      FOR VALUE RECEIVED, Offer Assis, ("Maker"), promises to pay to Shafrir Family Trust, a Cook Islands Trust (the "Lender"), or order, the sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) (or such greater amount as has been loaned by Lender to Makers pursuant to Section 5), in lawful money of the United States of America, together with interest on the principal amount outstanding from time to time.

      1. Interest shall accrue hereunder at the annual rate of eleven percent (11%) for so long as such borrowings remain outstanding. Accrued interest shall be payable on December 22, 1998 and again at maturity. Interest may be paid in U.S. dollars or in additional shares of Hungarian Broadcasting Corp. ("HBC") Common Stock, at the election of Maker, which HBC Common Stock shall be valued at the average of its closing bid prices on the five trading days before such interest payment is due.

      2. Principal and any accrued but unpaid interest shall be due and payable without further demand on December 22, 2000. Maker may prepay the amount due hereunder without penalty at any time, and from time to time, with all prepayments to be credited first to accrued interest and then to the installments of principal due hereunder, in the reverse order by which they come due. If Maker shall pay or prepay this Note in full on or before December 22, 2000, then Lender shall receive two hundred thousand (200,000) shares of Common Stock of HBC from Maker as a loan fee, and Lender shall have no further rights to any other shares of HBC stock as described in Section 9.

      3. Maker also acknowledges his debt to Lender in the aggregate amount of $100,000 for closing costs of this loan, which sum shall be payable in full, without interest, on December 22, 1998.

      4. As security for the obligation created hereunder and until such time as Lender shall be paid in full, the Maker hereby grants to Lender a lien and continuing security interest in, and pledge and assign to Lender, all of Maker's right, title and interest in 1,000,000 shares of Common Stock of Hungarian Broadcasting Corp., a Delaware corporation, which Maker is purchasing with the proceeds of this loan, together with any additional shares or other securities of HBC which may be issued to Maker as a result of any stock split or stock dividend by HBC. This note shall be nonrecourse to Maker, and Lender's sole recourse against Maker, upon default under this Note, shall be to foreclose upon and sell the pledged stock.

      5. Maker and Lender agree and acknowledge that Lender is obligated to loan Maker an additional $750,000 on or before March 1, 1998, on the same terms and conditions as this Note, which such further advance shall be deemed an amendment of this Note. Lender acknowledges that its original loan commitment was for $5,000,000, and that Maker is now required to seek a third party source to borrow this final $1,000,000. Accordingly, Lender agrees that its lien on the 1,000,000 shares of HBC Common Stock shall be a second priority lien to the extent, and only to the extent, that such shares (or a portion of them) are required to be pledged to such third-party lender as security for its loan of up to $1,000,000.

      6. Should default be made in the payment of any interest or principal when due, the whole sum of principal and interest shall become immediately due at the option of the holder of this note.

      7. Maker hereby waives demand, presentment, protest, notice of nonpayment, notice of protest, and any and all lack of diligence or delays which may occur in the collection of this note.

      8. The parties acknowledge that the loan represented by this Note has been negotiated and agreed to in New York City, New York, and that the laws of the State of New York shall apply for all purposes, without regard to principles of conflicts of laws. (CONTINUED)

      9. As additional consideration to Lender for making the loan evidenced hereby, Maker hereby agrees to transfer and assign to Lender outright, one million (1,000,000) shares of HBC Common Stock, when received from

HBC, which Maker represents constitutes one-half of the number of shares of HBC Common Stock to be received by Maker upon the closing of the reorganization of HBC with Global Television Networks, Inc. This Section 9 shall be subject to the payment and prepayment provisions of Section 2.




--------------------------
      Offer Assis

Agreed to and accepted:

Shafrir Family Trust,
a Cook Islands Trust

By: Trustcorp Limited,
a Cook Islands corporation,
Trustee

By___________________________
      Authorized Signatory

                                Exhibit B (con't)
                                PLEDGE AGREEMENT

      This PLEDGE AGREEMENT ("Pledge Agreement") is made and entered into as of December 22, 1997 by and between each of Offer Assis, Shai Bar-Lavi as guardian for each of Michael Bar-Lavi, Gabriela Bar-Lavi and Daniel Bar-Lavi, Frederick
E. Smithline and Shlomo Kot (collectively "Pledgors"), and Shafrir Family Trust, a Cook Islands Trust ("Secured Party"), with reference to the following facts:

      A. Secured Party loaned Offer Assis the sum of $3,250,000 as of the date hereof for the purpose of enabling Assis, or a corporation owned solely by Pledgors, to purchase the common stock of Sziv TV Rt. and to permit Offer Assis to purchase 300,000 shares of Hungarian Broadcasting Corp. in connection with the exchange reorganization of Hungarian Broadcasting Corp. with Global Television Networks, Inc., the parent corporation of Sziv TV Rt. and other businesses.

      B. Pledgors are entering into this Agreement with Secured Party to grant to Secured Party, and to create, a security interest in certain personal property of Pledgors, as hereinafter provided, for the benefit of Secured Party, to secure the repayment of Assis's obligations to Secured Party. The Pledgorss, other than Assis, are entering into this Agreement solely as an accomodation to Assis and not as direct obligors of the Obligations, as defined below.

      NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Grant of Security Interest. Pledgors hereby pledge and grant to Secured Party a continuing first priority security interest in certificates representing 1,000,000 shares of Hungarian Broadcasting Corp. ("HBC") common stock together with any additional shares or other securities of HBC which may be issued to Pledgors as a result of any stock split or stock dividend by HBC (the "Pledged Shares"), to secure payment and performance of the obligations of Assis to Secured Party described above (the "Obligations"). Notwithstanding the foregoing pledge, Secured Party agrees and acknowledges that Assis is required to borrow the sum of one million dollars ($1,000,000) as a result of Secured Party's inability to lend such amount to Assis. Accordingly, one or more Pledgors may be required to pledge some or all of the Pledged Shares to a third party or parties, and Secured Party agrees that its lien shall be second in priority to the lien of such third-party lender to the extent, and only to the extent, required by such third-party lender, and Secured Party shall cooperate with Pledgors and such third-party lender to perfect the priority of such third-party lender in the Pledged Shares.

      2. Delivery of Pledged Shares. Subject to Section 1, all certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

      3. Representations and Warranties. Pledgors hereby represent and warrant to Secured Party that:

            (a) the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable;

            (b) this Pledge Agreement, and the pledge of the Pledged Shares pursuant to this Pledge Agreement, create a valid and perfected first priority security interest in the Pledged Shares, securing the payment of the Obligations;

            (c) Pledgors have good and marketable title to their respective Pledged Shares free and clear of all security interests, encumbrances, liens or rights of others; and

            (d) this Agreement constitutes the legal, valid and binding obligation each of the Pledgors enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally and by the application of general principles of equity (whether considered in a proceeding in equity or at law).

            (e) Secured Party acknowledges that the Pledged Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities law, and accordingly, they may not be resold except upon registration or the availability of an exemption from registration under applicable laws. Secured Party further acknowledges that Hungarian Broadcasting Corp. has no obligation to register any of the Pledged Shares.

      4. Sale of Pledged Shares, Etc. Upon the occurrence of an Event of Default or non-performance by Assis of any Obligations, Secured Party may sell or cause to be sold in a commercially reasonable manner, in one or more sales or parcels, and for cash or on credit or for future delivery, without assumption of any credit risk, such portion of the Pledged Shares, at public or private sale, as may be necessary to satisfy the Obligations.

      5. Application of Proceeds. After the occurrence of an Event of Default, if required by Secured Party, Pledgors agree to take all steps necessary to cause all dividends, sums, monies, royalties, fees, commissions, charges, payments, advances, income, profits and other proceeds, if any, paid to or derived by or payable to Pledgors on account of the Pledged Shares to be paid directly by the obligor thereof to Secured Party to be applied to the repayment of the Obligations. All such amounts received by Secured Party shall be applied in such order as Secured Party shall, in its sole discretion determine. Any amounts remaining after such applications shall be remitted to Pledgors except as otherwise directed by a court of competent jurisdiction.

      6. Financing Statements and Payment Directives. Pledgors shall provide Secured Party upon request with executed financing statements and any amendments thereto or continuations thereof with regard to the Pledged Shares. Promptly after the Obligations are paid in full, Secured Party shall provide Pledgors with executed termination statements for filing in all jurisdictions in which it has previously filed financing statements pursuant to this Agreement.

      7. Administration of the Pledged Shares. In addition to any provisions of this Pledge Agreement which govern the administration of the Pledged Shares generally, the following provisions shall govern the administration of the Pledged Shares:

            (a) Until there shall have occurred an Event of Default, Pledgors shall be entitled to vote or consent with respect to the Pledged Shares, or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof and to receive all dividends paid with respect to the Pledged Shares.

            (b) In the event that at any time or from time to time after the date hereof, Pledgors, as record and beneficial owner of the Pledged Shares, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities, cash or other property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and Pledgors, as record and beneficial owner of the Pledged Shares, shall thereby be entitled to receive securities, cash or other property in respect of such Pledged Shares, then and in each such case, Pledgors shall deliver to Secured Party and Secured Party shall be entitled to receive and retain all such securities, cash and other property as part of the Pledged Shares as security for the payment and performance of the Obligations.

            (c) Upon the occurrence of an Event of Default, Secured Party may exercise all rights and remedies of Secured Party with respect thereto, including, without limitation, at any sale of any of the Pledged Shares, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (i) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (ii) satisfy the offeree and purchaser requirements, if any, under applicable securities laws. Pledgors agrees that disposition of the Pledged Shares at any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares were sold at public sale, and that Secured Party has no obligation to delay the sale of any Pledged Shares for the period of time necessary to permit the registration of the Pledged Shares for public sale under the applicable securities laws. Pledgors agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

      8. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      9. Event of Default. An "Event of Default" hereunder shall mean (i) failure of Assis to pay Secured Party the sum of $3,250,000 plus interest on or before December 22, 2000, (ii) the material breach by Pledgors of any term or condition contained herein and the failure by Pledgors to cure such breach within a commerically reasonable time after notice of such breach from Secured Party, (iii) any representation, warranty or covenant herein shall prove to have been false or misleading in any material respect when made or deemed made, or
(iv) failure of Assis to pay any interest installment when due.

      10. Termination. This Agreement shall terminate when Assis shall have paid the sum referred to in Section 9(i).

      11. Modification and Waiver. No modification or waiver of any provision of this Agreement and no consent by Secured Party or Pledgors to any departure therefrom by Pledgors or Secured Party shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of Secured Party and Pledgors and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

      12. Governing Law. This Agreement has been fully negotiated and agreed to in the State of New York between Pledgors and Secured Party (a Cook Islands Trust). This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to agreements made and to be performed entirely in New York and without reference to its choice of law provisions.

      13. Notices. Any and all notices, requests, demands and other communications required herein shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given, or two (2) days after the date of mailing if mailed to the party to whom notice is to be given by registered or certified first class mail, postage prepaid, and addressed as follows:

      To Pledgors:


            c\o Ronald S. Moss, Esq.
            445 Park Avenue
            New York, NY 10022

      To Secured Party:


            c\o Ami Shafrir
            fax: (310) 358-5600


Any party may change its address for purposes of this Paragraph 13 by giving the other party written notice of the new address in the manner set forth above.

      14. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

      15. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of Pledgors, Secured Party and their respective successors and assigns, and all subsequent participants of or with Secured Party. Notwithstanding the foregoing, Pledgors shall not assign any of their obligations hereunder without first having received Secured Party's prior written consent, which may be granted or denied in Secured Party's sole and absolute discretion.

      16. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

      IN WITNESS WHEREOF, Pledgors and Secured Party have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

      SECURED PARTY:                SHAFRIR FAMILY TRUST,
                                           a Cook Islands Trust

                                           By Trustcorp Limited,
                                           a Cook Islands corporation,

                                                Trustee


                                          By:

                   Its:

      PLEDGORS:



-------------------------------     ------------------------------
OFFER ASSIS (__________ SHARES)     SHAI BAR-LAVI (_________ SHARES)




-------------------------------     ------------------------------
FREDERICK E. SMITHLINE              SHLOMO KOT (_________ SHARES)
(______________ SHARES)

                                    Exhibit D

                       TRANSFER AND DISTRIBUTION AGREEMENT

                          Dated as of November 18, 1997

                                     between

                          HUNGARIAN BROADCASTING CORP.

                                       and

                         HUNGARIAN SATELLITE CORPORATION

TRANSFER AND DISTRIBUTION AGREEMENT, dated as of November 18, 1997, by and between Hungarian Broadcasting Corp., a Delaware corporation ("HBC"), and Hungarian Satellite Corporation, a Delaware corporation and a wholly owned subsidiary of HBC ("HSC").

WHEREAS, HBC has been engaged in the television business in the Republic of Hungary ("Hungary"); and

WHEREAS, HBC, in the course of conducting its television business HBC has developed a good working relationship with the government of Hungary, and specifically with the Hungarian state-owned entity Antenna Hungaria ("AH"); and

WHEREAS, AH is a 50%-50% partner with Israel Aircraft Industries ("IAI") in a joint venture known as Magyarsat ("MS") to develop a communications satellite to serve Central and Eastern Europe (the "Satellite"); and

WHEREAS, MS approached HBC for assistance in raising the necessary funds and managing the Satellite; and

WHEREAS, on November 18, 1997, HBC signed a Letter of Intent (the "Interest") with MS to form a new company to launch, manage and operate the Satellite, which company is to be capitalized with $150 million, $40 million in equity and $110 million in debt, with HBC contributing $30 million in exchange for 69% of the voting equity and MS contributing $10 million in exchange for 31% of the voting equity and HBC responsible for raising the $110 million in debt; and

WHEREAS, the Board of Directors of HBC has determined that the interests of HBC's stockholders would be best served by separating its businesses into two separate companies, one consisting of the satellite business and the other consisting of HBC's core television business (the "Core Business"); and

WHEREAS, in furtherance of the foregoing, HBC wishes to transfer and assign to HSC all of its rights in the Interest in exchange for the issuance to HBC by HSC of 4,000,000 shares of HSC's common stock, par value $.001 per share (the "HSC Common Stock");

WHEREAS, HSC is willing to issue such shares of HSC Common Stock to HBC in exchange for the Interest; and

WHEREAS, HBC intends to distribute all of its HSC Common Stock, on a pro rata basis, to the holders of the common stock of HBC (the "HBC Common Stock") (such distribution hereinafter referred to as the "Distribution");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, HBC and HSC hereby agree as follows:

1. HBC hereby transfers to HSC all of HBC's right, title and interest in and to the Interest free and clear of all liens or encumbrances in favor of HBC.

2. HSC shall issue and deliver to HBC certificates representing an aggregate of 4,000,000 shares of HSC Common Stock.

3. At a time to be determined (the "Distribution Date"), HBC shall deliver to its Transfer Agent (the "Agent"), for the benefit of holders of record of HBC Common Stock as of December 31, 1997 (the "Record Date"), a stock certificate representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one share of HSC Common Stock for every share of HBC Common Stock outstanding on the Record Date), and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of HBC Common Stock on the Record Date one share of HSC Common Stock for every share of HBC Common Stock (the "Distribution") The Board of Directors of HBC, in its discretion, shall establish the Distribution Date and all appropriate procedures in connection with the Distribution.

4. This Agreement has been approved by the Board of Directors of HBC and of HSC.

5. In connection with the transfer, conveyance, assignment and delivery of the Interest contemplated by this Agreement, HBC and HSC agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the requisite conveyancing documents.

6. This Agreement constitutes the entire agreement between HBC and HSC with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

7. This Agreement, and any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of the State of Delaware, without regard to the principles of conflicts of law, as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies. The parties agree that Delaware has a substantial relationship to this transaction, and each Party consents to personal jurisdiction in the courts of Delaware and further agrees that all such matters shall be heard in the federal and state courts in Delaware.

8. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

9. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

10. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

HUNGARIAN BROADCASTING CORP.


By: ______________________________
Name:  Ronald Scott Moss
Title: Secretary



HUNGARIAN SATELLITE CORPORATION


By: ______________________________
Name:  Peter E. Klenner
Title: President